UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

BIGLARI HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	001-38477	82-3784946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Parkway,	Suite 1200
San Antonio,	Texas	78259
(Address of Principal Executive Offices)		(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which each class is to be registered
Class A Common Stock, no par value	BH.A	NYSE Texas, Inc.
Class B Common Stock, no par value	BH	NYSE Texas, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Biglari Holdings Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of (1) its Class A common stock, without par value (the “Class A Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “BH.A”; and (2) its Class B common stock, without par value (the “Class B Common Stock”), with the NYSE Texas under the trading symbol “BH”. The Class A Common Stock and the Class B Common Stock are currently listed on the New York Stock Exchange under the symbols “BH.A” and “BH”, respectively.
Item 1. Description of Registrant’s Securities to Be Registered.
The description of the Class A Common Stock and the Class B Common Stock, as may be amended from time to time, contained in Exhibit 4.03 of the Registrant’s most recent Annual Report on Form 10-K, as filed with the SEC on March 3, 2025, to which this Form 8-A relates, is incorporated herein by reference.
We expect the listing and trading of the Class A Common Stock and the Class B Common Stock on the NYSE Texas to commence on August 15, 2025 under the symbols “BH.A” and “BH”, respectively.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

BIGLARI HOLDINGS INC.

Date: August 14, 2025	By:	/s/ Bruce Lewis
Name: Bruce Lewis
Title: Controller